Calculation of Filing Fee Tables
S-3
Tango Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other			$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,917.80
			Net Fee Due:						$ 50,322.20
Offering Note
[1]	1 The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for its Registration Statement on Form S-3ASR (Registration No. 333-291684) (the "Registration Statement"), which was filed with the Securities and Exchange Commission on November 21, 2025. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $4,917.80 of the registration fee previously paid in connection with the Prior Registration Statement (as defined below) to offset the registration fees that are payable in connection with the registration of securities on this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Tango Therapeutics, Inc.	S-3	333-291684	11/21/2025		$ 4,917.80	Equity	Common Stock, par value $0.001 per share		$ 35,610,433.97
Fee Offset Sources		Tango Therapeutics, Inc.	S-3	333-287202		05/12/2025						$ 28,146.10
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On November 21, 2025, the registrant filed the Registration Statement, which includes a sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to an aggregate of $100,000,000 of its common stock pursuant to its "at-the-market" offering program (the "Prior Prospectus Supplement"). The registrant incurred a filing fee in the amount of $13,810.00 in connection with the Prior Prospectus Supplement, which fee was calculated pursuant to Rule 457(o) under the Securities Act and offset by the fees paid in connection with the registrant's registration statement on Form S-3 filed on May 12, 2025 (File No. 333-287202) (the "Prior Registration Statement"). As of the date of filing of this prospectus supplement, $35,610,433.97 of shares of the registrant's common stock (the "Unsold Securities") remained unsold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, filing fees in the amount of $4,917.80 relating to the Unsold Securities are being carried forward, and the offering pursuant to the Prior Prospectus Supplement is deemed terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $400,000,000.00. The prospectus is a final prospectus for the related offering.